Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Insite Vision Incorporated:

We consent to the use of our report dated March 5, 2012, with respect to the consolidated balance sheets of Insite Vision Incorporated as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2011, incorporated herein by reference in this Registration Statement on Form S-8.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

February 11, 2013